UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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BALLY TOTAL FITNESS HOLDING
CORPORATION

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Attached hereto is a copy of Bally’s presentation to investors on January 12, 2006.
Important Additional Information Filed with the SEC
On December 27, 2005, as amended on January 9, 2006, Bally filed a definitive proxy statement with the SEC. The proxy statement was mailed to Bally stockholders on December 28, 2005. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the “SEC”) by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request.
LISTING OF PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY’S DEFINITIVE PROXY STATEMENT DATED DECEMBER 27, 2005, AS AMENDED ON JANUARY 9, 2006, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov.

Institutional Investors
Bally’s Significant Progress
Transforming the Business Model and Turning
Total US Health Club Memberships
Total US Health Industry Revenue
2005 Action Plan
Details of 2005 Action Plan
Prior to 2005, Bally was known
Continued New Member Growth
Number of Members Has
Details of 2005 Action Plan
Evolving into a fitness
We Have Diligently
Capital Expenditures Have
Where We Are Today
Issued Financial Results
Summary of Results
Operating Income
Bally Posted
Net Revenues Have Been Increasing
Membership Revenue
Personal Training
Retail Revenue
Addressing Capital
Addressing Capital Structure
Bally's Significant
Looking Ahead to 2006
2006 Objectives
Supporting An Independent
Bally’s Attempts to Settle with Pardus
New Initiatives Underscore
Vote Against Liberation’s Proposal
Appendix: Summary of Major
Summary of Major Accounting Changes
Revenue Recognition
Fixed Assets
Impairment of Goodwill
Lease Accounting
Other Accounting Changes

Bally Total Fitness Corporation January 2006 Presentation to: Institutional Investors

Forward-looking statements in this presentation, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: the outcome of the SEC and Department of Justice investigations; the communication by Bally's management and independent auditors of the existence of material weaknesses in internal controls over financial reporting; general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation (including various shareholder litigations) and the outcome thereof and the costs and expenses associated therewith; acceptance of new product and service offerings; changes in business strategy or plans; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; ability to remain in compliance with, or obtain waivers under, the Company's loan agreements and indentures; the ability to maintain existing or obtain new sources of financing, on acceptable terms or at all, to satisfy the Company's cash needs and obligations; and other factors described in filings of the Company with the Securities and Exchange Commission.

Bally's Significant Progress Transforming the business model and turning around operations Issued five years of financial information Addressing capital structure and enhancing Board Focused on delivering shareholder value

Transforming the Business Model and Turning Around Operations

Bally Continues to Lead the Growing Health Club Industry with 9% of the industry total 41.3MM members... (In millions) * Source: IHRSA Estimates 2005 Industry Report, 11/12/05

....and 7% of the Total Market Revenue of almost $15BB (In billions) * Source: IHRSA Estimates 2005 Industry Report, 11/12/05

2005 Action Plan Improved Operating Fundamentals Increased member adds Improved member retention Eliminate low-priced renewals Improved Financial Fundamentals Revenue and operating income growth Operating margin expansion Increased returns on invested capital Operating Cost Savings Initiatives New Club Model (NCM) Footprint Optimization / Strategic CapEx New Integrated Marketing Strategy Focus on People Grow In-Club Services Build-Your-Own- Membership (BYOM)

Details of 2005 Action Plan Build Your Own Membership Objectives Increased new member adds Higher short-term retention and member satisfaction More personal training (PT) sold at the point of membership sale Reduced staff training requirements due to simpler enrollment process Lower employee turnover due to more comfortable sales environment Build-Your-Own- Membership (BYOM)

Prior to 2005, Bally was known for hard selling Down selling from the most expensive membership Only long-term contracts Dramatically reduced "renewal dues" forced ever increasing new membership signups Build-Your-Own- Membership (BYOM)

BYOM is now in every market. This is the new membership presentation form. Build-Your-Own- Membership (BYOM)

Continued New Member Growth on Top of Record 2004 21% Increase (In thousands) (In thousands)

Number of Members Has Decreased Slightly Due to Selling More Month-to-Month Memberships (In thousands) (In thousands)

New Club Model General manager who is a single point of accountability for club P&L and service levels Focus on member retention Shift focus from only sales to include health and fitness knowledge Cross-trained employees reduces required staffing and improves customer service All gym employees aligned by goals; pay based on corporate objectives NCM is a structure that reinforces behavior Bally wants from managers: having a bottom-line focus, taking initiative, handling member issues, focusing on retention, and optimizing staff efficiency. Details of 2005 Action Plan New Club Model (NCM)

Bally has an opportunity to leverage its existing member base to drive incremental revenue through in-club services Improve retail operations, driving profitability from this $50MM in annual revenue business Grow personal training (PT) revenue Point-of-sale PT under BYOM should drive improved results Small group personal training, introduced October 2005, is projected to drive PT growth Grow nutrition program through presence in sales presentation Expand membership offerings to include new programs that fit member base needs and wants such as martial arts, massage, and clinical services Expand Bally branded nutrition products - now sold in approximately 7,000 outlets, including Wal-Mart Details of 2005 Action Plan Grow In-Club Services

Evolving into a fitness and nutrition leader Fitness is a $12 billion industry with annual growth of 5-8% over the last 5 years Weight loss is a $40 billion industry and expected to grow 6% annually in the US alone. The global nutrition industry is estimated at $182 billion More visibility of the need for fitness AND nutrition: 2005 government food pyramid includes a recommendation for exercise Numerous highly visible studies on the obesity epidemic in the US Physically inactive people are twice as likely to develop coronary heart disease, the leading cause of death in the US 25% of children in the US spend 4+ hours per day watching TV Only 15% of adults are physically active 5 days per week 40% of adults have no regular physical activity 30% (60 million) of Americans are obese, 65% are overweight Bally is the only nationwide provider of fitness and nutrition Grow In-Club Services

Details of 2005 Action Plan Bally launched its "Making it Personal" marketing campaign in October 2005 New marketing efforts for January include an innovative advertising campaign showing real Bally members over the course of 30 days New Integrated Marketing Strategy Marketing Strategy Marketing Strategy

Details of 2005 Action Plan Goal: Improve Profitability and Cash Flow Evaluated outsourcing options for service centers, payroll and accounts payable Implemented alternative advertising strategies to lower overall costs Streamlined management and cut costs New club model staffing creates more efficiency at the club level Improved efficiencies in the National Service Center We are pursuing further cost savings and evaluating sales of non-core assets. Callout Box Operating Cost Savings Initiatives

We Have Diligently Controlled Field Expenses as a Percent of Revenue

G&A and IT costs have increased through 9/30/05 due to restatement, Sarbanes Oxley and litigation costs. Membership services costs have decreased more than $16MM or 3% over the nine month period in 2004. (In $, thousands) (In $, thousands)

Details of 2005 Action Plan Goal: Improve Profitability and Cash Flow Turnaround underperforming clubs or pursue exit alternatives Analyze and pursue rent reduction opportunities Sale of Crunch Fitness Additional non-core asset sales possible Evaluate real estate sales and sale-leasebacks Franchising clubs in smaller markets Focus CapEx on optimizing current clubs and markets We are pursuing further cost savings and evaluating sales of non-core assets. Callout Box Footprint Optimization / Strategic CapEx

Capital Expenditures Have Decreased as We Focus on Existing Clubs vs New Clubs (In thousands) (In thousands)

Details of 2005 Action Plan Customer service training Implement performance evaluation program and realign incentives and rewards Focus on attracting quality people for every position Recruit top talent in key positions CFO - Carl Landeck (Levitz) CMO - Jim McDonald (RadioShack) General Counsel - Marc Bassewitz (Latham & Watkins) Corporate Controller - David Reynolds (Comdisco) Treasurer - Kathy Abbott (JP Morgan, Budget Rent a Car) CIO - Gail Holmberg (Sears) Creative Director - Betsy Erickson (Young & Rubicam) Customer Relations - Michael Marasco (Digitas) We are strengthening leadership through key new hires, streamlining the management structure, and emphasizing and rewarding responsibility and accountability. Callout Box Callout Box Focus on People

Bally is in the middle of the biggest turnaround in the health club industry: Fundamental shift in how we measure success; retention and service are key drivers Radical change to our membership presentation process Fundamental changes to focus on profitability Stopped discounting renewal dues Innovative staffing and design configurations that enhance the customer experience Better accountability systems at all levels Regaining our standing as the leading innovator in the health club industry Getting and keeping employees who put customer service and fitness knowledge first Where We Are Today

Issued Financial Results

Summary of Results 2004 Operating Income Before Impairment Charges $53.4 Million vs $35.2 Million in 2003, Up $18.2 Million, 52% Nine Month 2005 Operating Income Before Impairment Charges $61.7 Million vs $36.4 Million in 2004, Up $25.3 Million, 70% Nine-Month $1.8 Million Profit vs 2004 and 2003 Losses of $13.3 Million and $19.6 Million, Respectively 2005 New Member Joins Up 4.4 Percent; Total Members Down 1% 2004 Record New Member Joins Up 21% Over Prior Year

Operating Income Grew 70% in 2005 and 52% Before Impairment Charges in 2004 Over Prior Year (In thousands) (In thousands) *Operating income before impairment charges.

Bally Posted First Quarterly Profit in 5 Years *After asset impairment changes of $74.1MM and $15.2MM in 2003 and 2004, respectively. (In thousands) (In thousands)

Net Revenues Have Been Increasing (In thousands) (In thousands)

Membership Revenue Increased in 2004 and 2005 Membership revenue was driven by an increase in the average monthly revenue per member of 3% or $19.70 for the nine months 2005 vs $19.17 in 2004 and $19.11 in 2003. (In thousands) (In thousands)

Personal Training Revenue Increased in 2004 and 2005 (In thousands) (In thousands)

Retail Revenue Decreased in 2004 and 2005, but Opportunity Exists for Meaningful Profit (In thousands) (In thousands)

Addressing Capital Structure and Enhancing the Board

Addressing Capital Structure Bally requires additional capital to grow Company for the future Hired J.P. Morgan Securities Inc. to explore range of strategic alternatives, working in collaboration with The Blackstone Group May include recapitalization, sale of securities or assets, or sale or merger with another entity or strategic partner Fair, independent, transparent process in place

Bally's Significant Progress Transforming the business model and turning around operations Issued five years of financial information Addressing capital structure and enhancing Board Focused on delivering shareholder value

Looking Ahead to 2006

2006 Objectives Become a true leader in the wellness, fitness and nutrition business Expand offering to include all aspects of fitness, nutrition, and wellness Continue employee training to improve fitness and nutrition knowledge Expand nutrition program Focus on member service and retention Create a member loyalty program Reduce ongoing attrition Improve service through better customer interaction Incent all levels of management to provide better member service Invest in total customer experience Continually improve website based on user feedback Focus on employee training Execute club remodels Identify and implement service center improvements

2006 Objectives (Cont'd) Grow number of new members who join and expand the ways they can join Allow members to sign up online Encourage more relationships through corporate sales Initiate insurance company relationships Create a more efficient and loyal organization Continue rollout of New Club Model Optimize field leadership structure Incent profitability and customer service Provide ongoing training and development Create opportunities for all employees Increase profitability by developing additional revenue sources and optimizing product and services offerings Nutrition products Small group personal training Pilates Total Martial Arts Bally Blast line of products

Supporting An Independent, Highly Qualified Board of Directors Recently Appointed Two New Independent Directors to Vacant Seats Steven Rogers, Professor of Finance & Management, Kellogg Graduate School of Management, Northwestern University, Evanston, IL; Director at AMCORE Financial, Inc. (NASD: AMFI), Duquesne Light Holdings, Inc. (NYSE: DQE), S.C. Johnson & Sons, Inc., SUPERVALU, Inc. (NYSE: SVU) Adam Metz, co-founding partner of Polaris Capital, former CEO of Urban Realty Trust; Director at General Growth Properties (NYSE GCP) Supporting Two Nominees Recommended By Largest Shareholder Charles Burdick, CEO Hit Entertainment Barry Elson, Acting CEO Telewest Global Also Recommending Eric Langshur for Re-election Founder, CEO TLContact, Inc. Independent director since 2004; Chairman of Audit Committee Key addition to highly qualified, experienced board

MULTIPLE ROUNDS OF GOOD-FAITH NEGOTIATIONS Numerous Conversations, Calls and Meetings between Management and Pardus and its Principals in an Attempt to be Responsive to Their Concerns Led to Direct Discussions with the Independent Directors THEIR DEMANDS Four out of 10 Bally Directors An Increase in the Shareholder Accumulation Limits Imposed by the Pill to 17.5% from 15% Control of the Compensation Committee Two seats on the Special Committee to Run the Strategic Process De Facto Control of the Board and the Strategic Process OUR ISSUES/CONCERNS 40% of Board Seats with 15% of the Shares Bally's Shares are Already Concentrated among a Few Hedge Funds Ability to Drive their Own Deal in a Recap No Relevant Plans or Industry Experience Bally's Attempts to Settle with Pardus

LEAD DIRECTOR John W. Rogers has agreed to serve as Lead Director of the Bally Board. John is an experienced and well-respected business leader, and we believe his leadership will continue to move the company forward in a positive way, working in close collaboration with management and the other directors. SPECIAL COMMITTEE We are establishing a special committee comprised of four independent directors to lead the strategic process with J.P. Morgan Securities Inc. and The Blackstone Group, our outside financial advisors. REVISED EQUITY PLAN We are also reducing the number of shares that may be issued under the Company's proposed 2006 Omnibus Equity Compensation Plan from 2.5 million shares to 1.75 million shares, and have agreed until the end of the strategic process to restrict the use of those shares to incentive and inducement awards to retain key middle and lower level employees, not senior management; and MANAGEMENT COMMITMENT We are committed to an open, transparent and fair strategic process for the sale or refinancing of Bally, and agreed that management will not align itself in any way with any bidder for Bally during that process. New Initiatives Underscore Bally's Commitment to Board Independence, Effective Corporate Governance

It Is Illegal We believe this proposal is illegal under the Delaware General Corporation Law which provides that the business and affairs of a Delaware corporation shall be managed by or under the direction of the Board of Directors. As such, we have filed a complaint for declaratory relief on these issues. It Circumvents The Legitimate Corporate Governance Process We are intimately familiar with Bally's operations and the challenges the Company faces, and are in the best position to evaluate the performance of Bally's CEO and reach conclusions as to his retention, supervision and removal. Supporting this kind of direct stockholder authority over a chief executive as a means to improve corporate governance would be a dangerous precedent. Bally's Turnaround Is Working Under New Leadership The company just reported its first profit in years, and has resolved significant finance and accounting issues inherited from prior management Under new leadership Bally has recruited a new CFO, Treasurer, Controller, Assistant Controller, General Counsel, Chief Marketing Officer, Head of Customer Relationship Marketing, Chief Information Officer and Head of Training A new, more flexible business model has been implemented and early indications are favorable. The Company's strategic alternatives process is at a critical phase, and removing the most important officer of the Company at this juncture would negatively effect the likelihood of a successful outcome that would benefit all shareholders. Vote Against Liberation's Proposal

Appendix: Summary of Major Accounting Changes

Summary of Major Accounting Changes Revenue recognition Fixed assets Impairment of goodwill and other intangible assets Lease accounting Other significant changes

Revenue Recognition Down payments/ enrollment fees Financed membership fee & monthly dues-initial term Monthly access fee - month-to-month Monthly dues - renewal term Paid-in-full Prepaid accelerations Membership Revenue Components:

Revenue Recognition Down payments / enrollment fee Financed membership fee & monthly dues - initial term Paid-in-full Prepaid accelerations Personal training Recognized without deferral: Monthly access fee - month-to-month Monthly dues - renewal term Retail Miscellaneous Deferred Recognition:

Revenue Recognition Deferred revenue recognized over terms developed through studying historical member behavior Methodology involves "pools" recognized over the various terms Required by accounting standards SAB 104 and EITF 00-21 (Bargain renewal and multiple deliverables)

Fixed Assets Reduced depreciable lives to the lesser of the asset's economic life, the remaining lease term or 15 years for most assets classes Evaluated impairment at the club level vs market level previously used

Impairment of Goodwill and Other Intangible Assets Reduced estimated useful life of goodwill for 1980s and 1990s acquisitions from 40 years to 10 years for all acquisitions prior to FASB 121 Engaged valuation expert to value assets and liabilities acquired in all major acquisitions in 1998-2002 time period Evaluated impairment after 12/31/01 under FASB 142 at individual market level vs company level previously used

Lease Accounting Changed to straight line method of recording rent expense Reclassified tenant allowances to deferred rent liabilities from reduction of PPE

Other Accounting Changes Member bonds - recorded liability for reimbursement of cost of certain 1980's memberships sold Self insurance liabilities - hired actuary to estimate future claims obligations Member acquisition costs - expensed previously deferred costs from 2002 and prior Capitalized software development - expensed previously deferred internal costs to develop internal use computer software Capitalized maintenance - expensed previously capitalized internal maintenance compensation Capitalized advertising - expensed production costs the first time advertising was used rather than deferring recognition of these costs over the life of the advertising Pre-opening costs - expensed as incurred rather than deferring until after the opening of the club Foreign exchange gains/losses - adjusted gains and losses recognized Escheatment obligations - recorded liability for escheatment of certain supplier and payroll-related checks not cashed Income taxes - increased valuation allowance to reflect tax effects of restatements

On December 27, 2005, as amended on January 9, 2006, Bally filed a definitive proxy statement with the SEC. The proxy statement was mailed to Bally stockholders on December 28, 2005. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT BALLY. Investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the Securities and Exchange Commission (the "SEC") by Bally through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders are able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Bally by directing a request to Bally Total Fitness Holding Corporation, 8700 West Bryn Mawr Avenue, Chicago, Illinois 60631, Attention: Investor Relations: Proxy Request. LISTING OF PERSONS WHO MAY BE DEEMED "PARTICIPANTS" IN THE SOLICITATION AND CERTAIN INFORMATION CONCERNING SUCH PERSONS IS SET FORTH IN THE COMPANY'S DEFINITIVE PROXY STATEMENT DATED DECEMBER 27, 2005, AS AMENDED ON JANUARY 9, 2006, WHICH MAY BE OBTAINED THROUGH THE WEB SITE MAINTAINED BY THE SEC AT www.sec.gov.